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                                                                      EXHIBIT 16


                LETTER REGARDING CHANGE IN CERTIFYING ACCOUNTANT



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


June 10, 2002


Dear Sir/Madam:

We have read paragraphs 1, 2 and 3 of Item 4 included in the Form 8-K dated June 14, 2002 of Concord Communications, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as they pertain to Arthur Andersen LLP.


Very truly yours,


/s/ Catherine M. Moy
Arthur Andersen LLP



cc:
Ms. Melissa Cruz, Chief Financial Officer
Concord Communications, Inc.